SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 24, 2004

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On September 24, 2004, Dendrite International, Inc. (the “Company”) entered into an amendment to its Credit Agreement with JPMorgan Chase Bank and other financial institutions dated as of June 16, 2003.

The amendment to this line of credit facility permits the Company to make acquisitions for total cash consideration not to exceed $50 million in the aggregate for acquisitions made or committed to after June 1, 2004; allows the Company to incur certain not otherwise enumerated Liens of up to $10 million in the aggregate; permits the Company to dispose of up to $10 million of assets in the aggregate in any fiscal year; permits Foreign Subsidiaries of the Company to incur indebtedness to third parties up to $10 million outstanding at any given time; permits the Company or any Subsidiary to enter into real estate leases under which annual rental obligations do not exceed 7.5% of the Company’s annual consolidated gross revenue; permits the Company to enter into non real estate leases (including Capital Leases) provided that the aggregate amount of the rental obligations is not more than $10 million; and excludes from capital expenditures in computing the Fixed Charge Coverage Ratio under the Credit Agreement any capital expenditures made in the fiscal year ending December 31, 2004, up to $8 million in connection with the Company’s relocation to its new corporate headquarters facility. Capitalized terms not defined herein are defined in the Credit Agreement which was filed as Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

The foregoing summary is subject in all respects to the actual terms of such amendment, a copy of which is attached as Exhibit 10.38 to this Form 8-K.

The total principal amount available under the Credit Agreement remains at $30 million and the expiration date of July 1, 2005 is unchanged. No amounts were outstanding under this facility as of September 30, 2004.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.38	Amendment dated September 24, 2004 to Credit Agreement, dated as of June 16, 2003, among Dendrite International, Inc., the Lenders party hereto, and JPMorgan Chase Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2004	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN ———————————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.38	Amendment dated September 24, 2004 to Credit Agreement, dated as of June 16, 2003, among Dendrite International, Inc., the Lenders party hereto, and JPMorgan Chase Bank.